                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)   June 28, 1999
                                                 -------------------------------

                           Merit Holding Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Georgia                                033-39451                  58-1934011
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                          Identification No.)


5100 LaVista Road, P.O. Box 49, Tucker, Georgia                  30085-0049
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code        (770) 491-8808
                                                   -----------------------------


                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On June 28, 1999, Merit Holding Corporation, a Georgia corporation ("Merit") signed a definitive Agreement and Plan of Merger which provides for the merger of Merit with and into Synovus Financial Corp., a Georgia corporation ("Synovus"). Under the terms of the Merger Agreement, at the effective time of the merger each outstanding share of Merit common stock will be converted into the right to receive between 1.0537 and 1.4132 shares of Synovus common stock. The exact exchange ratio will be calculated based on the average closing price of Synovus common stock over a 20-day measurement period which will end five days prior to the date of the special shareholders' meeting at which Merit shareholders will vote on approval of the merger.

         The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

         The Merger Agreement provides that each option granted by Merit to purchase shares of Merit common stock which is outstanding and unexercised immediately prior to the effective time of the merger will be converted into and become a right to purchase shares of Synovus common stock. The number of shares of Synovus common stock subject to each Merit option will be equal to the number of shares of Merit common stock subject to such option immediately prior to the effective time of the merger multiplied by the exchange ratio, and the per share exercise price of Synovus common stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that specified in the option divided by the exchange ratio.

         Each holder of Merit common stock who would otherwise be entitled to receive a fractional share of Synovus Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

         Consummation of the merger is subject to various conditions, including:
(i) approval of the Merger Agreement and the merger by the shareholders of Merit, as required under Georgia law; (ii) receipt of certain regulatory approvals from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Georgia; (iii) receipt of the opinion of KPMG LLP as to the tax-free nature of certain aspects of the Merger;
(iv) receipt of a letter from each of KPMG LLP, Synovus' independent public accountants, and PricewaterhouseCoopers LLP, Merit's independent public accountants, relating to the pooling of interests accounting treatment of the Merger; (v) receipt by Merit of the opinion of T. Stephen Johnson & Associates, Inc., dated not more than five days prior to the date of the proxy statement mailed to Merit shareholders in connection with the Merit special meeting, to the effect that the exchange ratio is fair, from a financial point of view, to holders of Merit common stock; and (vi) satisfaction of certain other conditions.

         Prior to the Merit special meeting, Synovus will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the Synovus common stock to be issued pursuant to the Merger Agreement in exchange for the outstanding shares of Merit common stock.

         The preceding description of certain terms of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as an Exhibit to this Current Report on Form 8-K and which is incorporated by reference.

         The merger is expected to be consummated in August or September of 1999.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.  Not Applicable
         (b)      Pro Forma Financial Information.  Not Applicable
         (c)      Exhibits.  The following exhibit is filed with this Report:

                  * 2.1 Agreement and Plan of Merger, dated as of June 28, 1999, by and between Synovus Financial Corp. and Merit Holding Corporation.

                  * The disclosure letter referenced in the first sentence of
                  Article III of the Merger Agreement is omitted from this filing. Merit agrees to furnish to the Commission upon request a copy of the disclosure letter.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MERIT HOLDING CORPORATION



Dated: June 30, 1999                  By: /s/ J. Randall Carroll
                                         --------------------------------------
                                         J. Randall Carroll, Chairman of the
                                         Board and Chief Executive Officer



Dated: June 30, 1999                  By: /s/ Ronald H. Francis
                                         --------------------------------------
                                          Ronald H. Francis
                                          President and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
Number                     Description of Exhibit
------                     ----------------------

2.1 Agreement and Plan of Merger, dated as of June 28, 1999, by and between Synovus Financial Corp. and Merit Holding
                  Corporation.